UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 26, 2009

AltiGen Communications, Inc.
(Exact name of Registrant as specified in charter)

Delaware	000-27427	94-3204299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Cushing Parkway, Fremont, CA 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(510) 252-9712

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(b)  As disclosed below, Mr. Eric D. Wanger has resigned from the Board of Directors of AltiGen Communications, Inc. effective, January 26, 2009.  In accordance with the Nasdaq Marketplace Rules, the company will give Nasdaq notice that (i) the vacancy caused by Mr. Wanger’s resignation left (a) the Board comprised of independent directors who constitute less than a majority of the Board, which does not satisfy Nasdaq Marketplace Rule 4350(c)(1) that a majority of the Board be comprised of independent directors and (b) the Audit Committee with two members, which does not satisfy the requirement of Nasdaq Marketplace Rule 4350(d)(2) that a listed company have a three member audit committee, and (ii) that the company would rely on the temporary cure provision of Rules 4350(c)(1) and 4350(d)(4)(B), respectively, until the vacancy is filled.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a)  On January 26, 2009, Mr. Eric D. Wanger tendered his resignation, effective immediately, as a member of our Board of Directors, and, as a result, effectively resigned from all committees of the Board of Directors of which he was a member at the time of his resignation. Mr. Wanger served as a member of the Compensation Committee and Chairman of the Audit Committee of the Board of Directors. Mr. Wanger’s letter of resignation dated January 26, 2009 is furnished as Exhibit 99.1 to this current report on Form 8-K.

As previously reported on a Form 8-K filed with the Securities and Exchange Commission on January 12, 2009, at a meeting of the Board on January 8, 2009, our Board decided to not nominate Mr. Wanger for re-election to the Board and to reduce the size of the Board accordingly.  In his resignation letter, Mr. Wanger questions the legality of the directors’ actions taken at such meeting.  We believe that the meeting of our Board held on January 8, 2009, at which all directors, including Mr. Wanger were present either in person or telephonically, was properly noticed, and that all actions taken by the Board at the meeting were appropriate and legal in all respects.

Mr. Wanger also notes in his letter that he believes that the Board’s decision to not nominate him for re-election to the Board was in direct retaliation to his Form 13D/A filing on January 8, 2009.  The company denies this assertion.  The Board, in making its decision to not nominate Mr. Wanger for re-election to the Board, considered a number of different factors, including those specified in our Form 8-K filed with the Securities and Exchange Commission on January 12, 2009.  The filing of the Form 13D/A by Mr. Wanger was not a factor in the Board’s decision.

Additionally, Mr. Wanger indicates in his letter that his resignation was the result of, among other things, “fundamental differences of opinion with the other directors on strategy and corporate governance.”  Mr. Wanger has disagreed with the other members of our Board and with management regarding the company’s overall strategy, including how aggressive the company should be in repurchasing its common stock in the open market.  With respect to differences of opinion regarding corporate governance, other than as set forth in the second paragraph of this Item 5.02, Mr. Wanger’s letter did not specify, and we are not aware of, any specific instances where Mr. Wanger and the other members of the Board have disagreed.

We recognize Mr. Wanger’s past contributions to the Board and his support of the company and we will continue to work with Mr. Wanger, and all other interested stockholders, in our efforts to build long term stockholder value.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

99.1	Letter dated January 26, 2009, from Mr. Wanger to the Shareholders and Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AltiGen Communications, Inc.

Date: January 28, 2009	By:	/s/ Philip M. McDermott
Philip M. McDermott
Chief Financial Officer